Exhibit 10.4

Loan No. 1686410

LIEN-FREE COMPLETION GUARANTY

     THIS LIEN-FREE COMPLETION GUARANTY (“Guaranty”) is made as of September 25, 2003, by the undersigned NEUROCRINE BIOSCIENCES, INC., a Delaware corporation (“Guarantor”), in favor of SAN DIEGO NATIONAL BANK, a national banking association (“Lender”), with reference to the following facts and circumstances.

     A.     Guarantor is executing this Guaranty as a material inducement to Lender to make a construction loan in the amount of up to $60,600,000.00 (“Loan”) to SCIENCE PARK CENTER LLC, a California limited liability company (“Borrower”).

     B.     The Loan shall be advanced to Borrower upon and subject to the provisions and conditions of a Construction Loan Agreement, of even date herewith, between Lender and Borrower (“Loan Agreement”), and shall be evidenced by a Promissory Note made by Borrower (“Note”) and secured by a Construction Deed of Trust, Security Agreement and Fixture Filing (“Deed of Trust”), executed by PEONY ACQUISITIONS LLC, a Delaware limited liability company (“Peony”) as Trustor thereunder, both of even date herewith. Initially capitalized terms not otherwise defined herein shall have the same meanings as set forth in the Loan Agreement.

     C.     The Loan is to be used by Borrower for the Improvements to be constructed in accordance with the Plans upon the Property and certain other purposes provided in the Loan Agreement, and is to be secured by the Property.

     D.     As an essential inducement of the making of the Loan and in consideration therefor, Guarantor has agreed to execute this Guaranty. The obligations guaranteed pursuant to Section 1 below are referred to collectively herein as the “Guaranty Obligations”.

     E.     Guarantor will obtain substantial direct and indirect benefits from the making of the Loan.

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, and to induce and in consideration for the making of the Loan, Guarantor agrees as set forth below.

     1.     Guaranty of Lien-Free Completion.

          (a) Guarantor hereby irrevocably, absolutely and unconditionally guarantees to Lender the following: (i) that construction of the Improvements shall be undertaken and completed in a diligent, orderly and workmanlike manner and, except for minor deviations that comply with applicable laws, ordinances and regulations, substantially in accordance with the Plans and Construction Schedule and the Loan Agreement, so that the construction will be completed lien-free (meaning, no contractors’, vendors’, mechanics’ or materialmens’ liens, claims or demands for labor or materials, including stop notices), other than Permitted Encumbrances, and in accordance with all applicable laws, ordinances and regulations and the Loan Agreement, except where the failure to so comply with applicable laws, ordinances and regulations could not reasonably be expected to have a material adverse effect; provided, however, Guarantor shall correct such failure within sixty (60) days thereafter; (ii) the discharge and satisfaction of all contractors’, vendors’, mechanics’ or materialmens’ liens and(or) claims or demands for labor or materials, including stop notices, arising in connection with the construction of the Improvements (subject to the same right to contest such liens and claims as Borrower has under the Loan Documents), so that the construction will be completed lien-free and shall be and remain free and clear of all liens, other than Permitted Encumbrances; and (iii) the construction of the Improvements shall have been completed and conducted in accordance with all applicable Environmental Laws, and the Improvements and the underlying Land shall be free and clear of Hazardous Substances in violation of Environmental Laws, and all remedial work, if any, that shall be required shall have been completed in accordance with all Environmental Laws and any written plan therefor approved by any public agencies having jurisdiction, and all costs and expenses of the foregoing shall have been paid in full, including, without limitation, any fines or penalties imposed in connection with any required remedial work and the cost of testing or monitoring resulting from any such remedial work or the existence at any time of Hazardous Substances on, under or about the Improvements and the underlying Land except in strict compliance with all applicable Environmental Laws.

          (b) If for any reason Borrower abandons or fails to diligently pursue and complete to Lender’s reasonable satisfaction the construction of the Improvements, fails to pay all costs of such construction, or in any other manner defaults under the Loan Documents, Guarantor unconditionally agrees that it shall, within fifteen (15) calendar days after written demand by Lender, immediately assume at its expense all responsibility for: (i) the timely and lien-free completion of the Improvements and commence performance of all obligations of Borrower under all of the Loan Documents and any modifications, renewals and extensions thereof and supplements thereto; (ii) the payment and discharge of all liens not permitted under the Loan Documents (subject to the same right to contest such liens and claims as Borrower has under the Loan Documents); and (iii) the payment of any Loan proceeds Lender is compelled by law to pay to any laborers or suppliers on the Improvements.

          (c) Guarantor shall pay all costs and expenses of performing its obligations hereunder.

          (d) If Guarantor does not timely perform as required by Section 1(b) above, or at any time fails to continue its performance:

               (i) Lender may elect, at its option and without any obligation to do so, without further notice to Guarantor, to take any actions it believes necessary to complete the Improvements or perform Guarantor’s obligations hereunder, including appointment of a receiver, making such changes to the Plans as it deems reasonably necessary to do so, but with the right to suspend or terminate such actions at any time, and no such actions by Lender will release or limit the liability of Guarantor;

               (ii) Guarantor shall repay Lender upon demand all sums expended by it in undertaking to so complete the Improvements or perform Guarantor’s obligations hereunder, including any sums expended in excess of the principal amount of the Loan, together with interest at the rate set forth in the Note, whether or not the Improvements are actually completed; and

               (iii) Lender shall have direct cause of action against Guarantor for all loss, costs, damage, injury and expense sustained or incurred by Lender as a consequence of any failure or refusal of Guarantor to so perform.

     2.     Indemnity. Guarantor shall indemnify and hold harmless Lender from and against any and all losses, damages, claims, liabilities, costs, and expenses, including, but not limited to, all costs and expenses resulting from or arising out of any misrepresentation, breach or default (collectively “Claims”) arising out of the failure of Borrower or Guarantor to perform, observe or otherwise satisfy, any or all of the Guaranteed Obligations or the provisions of this Guaranty, regardless of whether Lender has enforced or taken any steps to enforce any rights against Borrower or any other Person and regardless of any other contingency, event or condition; provided, however, Guarantor shall not be required to indemnify or hold harmless Lender from and against any Claims that arise out of Lender’s gross negligence or willful misconduct.

     3.     Scope and Duration of Guarantor Liability. Guarantor represents and warrants to Lender that Guarantor is the manager of Borrower, and that as such Guarantor expects to materially benefit from Lender’s extension of the Loan to Borrower and the funds made available thereby to pay for the costs and expenses of the Improvements. Accordingly, Guarantor agrees that Lender’s agreement to make the Loan to Borrower is of substantial and material benefit to Guarantor. Guarantor further agrees as follows:

          (a) This is a continuing guaranty, and Guarantor shall continue to be liable under this Guaranty and the provisions hereof shall remain in full force and effect notwithstanding: (i) any modification, agreement or stipulation between Borrower and Lender, or their respective successors and assigns, with respect to the Loan Documents or the obligations encompassed thereby, including, without limitation, the Guaranteed Obligations; (ii) any modification of or amendments or addenda to the Plans, the General Contract or any subcontract; (iii) Lender’s waiver of or failure to enforce any of the terms, covenants or conditions contained in the Loan Documents or in any modification thereof; (iv) any discharge or release of Borrower or any other guarantor from any liability with respect to the Guaranteed Obligations (other than on satisfaction of Borrower’s obligations with respect to the Loan and otherwise with respect to the Loan Documents); (v) any discharge, release, exchange or subordination of any real or personal property then held by Lender as security for the performance of the Guaranteed Obligations; (vi) any additional security taken for the Guaranteed Obligations, whether real or personal property; (vii) any foreclosure or other realization of any security for the Guaranteed Obligations, regardless of the effect upon Guarantor’s subrogation, contribution or reimbursement rights against Borrower or any other guarantor; and (viii) any additional loans or financial accommodations to Borrower.

          (b) Guarantor’s liability under this Guaranty shall continue until all sums due under the Note and the other Loan Documents have been paid in full and until all Guaranteed Obligations to Lender have been satisfied, and shall not be reduced by virtue of any payment by

Borrower of any amount due under the Note or under any of the Loan Documents (other than payment in full, as so provided) or by Lender’s recourse to any collateral or security.

          (c) Guarantor warrants and represents to Lender that Guarantor now has and will continue to have full and complete access to any and all information concerning the transactions contemplated by the Loan Documents or referred to therein, the value of the assets owned or to be acquired by Borrower, Borrower’s financial status and its ability to pay and perform the Guaranteed Obligations owed to Lender. Guarantor further warrants and represents that Guarantor has reviewed and approved copies of the Loan Documents and is fully informed of the remedies Lender may pursue, with or without notice to Borrower, in the event of default under the Note or other Loan Documents. So long as any of the Guaranteed Obligations remains unsatisfied or owing to Lender, Guarantor shall keep fully informed as to all aspects of Borrower’s financial condition and the performance of the Guaranteed Obligations.

          (d) Guarantor acknowledges and agrees that Guarantor may be required to perform the Guaranteed Obligations in accordance with the terms hereof notwithstanding the fact that the Loan has fully matured, that the outstanding principal balance thereof is fully due and payable and that Borrower is in default of its obligation to pay the full amount due under the Note on the maturity thereof.

     4.     Nature of Guaranty. The liability of Guarantor under this Guaranty is a guaranty of payment and performance and not of collectibility, and is not conditioned or contingent upon the genuineness, validity, regularity or enforceability of the Loan Documents or other instruments relating to the creation or performance of the Guaranteed Obligations or the pursuit by Lender of any remedies which it now has or may hereafter have with respect thereto under the Loan Documents, at law, in equity or otherwise. Guarantor agrees that Guarantor shall be liable even if Borrower had no liability at the time of execution of any of the Loan Documents or thereafter ceases to be liable. Guarantor agrees that Guarantor’s liability may be larger in amount and more burdensome than that of Borrower. Guarantor’s liability hereunder shall not be limited or affected in any way by any impairment or any diminution or loss of value of any security or collateral for the Loan, whether caused by Hazardous Substances or otherwise, Lender’s failure to perfect a security interest in such security or collateral, or any disability or other defense of Borrower or any other guarantor.

     5.     Waivers and Agreements.

          (a) Guarantor waives to the extent permitted by law: (i) all notices (other than those expressly provided in the Loan Documents) to Guarantor, to Borrower or to any other Person, including, but not limited to, notices of the acceptance of this Guaranty or the creation, renewal, extension, modification, or accrual of any of the Guaranteed Obligations owed to Lender and, except to the extent set forth in Paragraph 5(d) hereof, enforcement of any right or remedy with respect thereto, and notice of any other matters relating thereto; (ii) diligence and demand of payment, presentment, protest, dishonor and notice of dishonor; (iii) any statute of limitations affecting Guarantor’s liability hereunder or the enforcement thereof; and (iv) all principles or provisions of law which conflict with the terms of this Guaranty. Guarantor further agrees that Lender may enforce this Guaranty upon the occurrence of an Event of Default under the Note or the Loan Documents (as Event of Default is defined therein), notwithstanding the existence of any dispute between Borrower and Lender with respect to the existence of the Event of Default or performance of the Guaranteed Obligations or any counterclaim, set-off or other claim which Borrower may allege against Lender with respect thereto. Moreover, Guarantor agrees that Guarantor’s obligations shall not be affected by any circumstances which constitute a legal or equitable discharge of a guarantor or surety. Guarantor agrees that Lender may enforce this Guaranty without the necessity of resorting to or exhausting any security or collateral and without the necessity of proceeding against Borrower or any other guarantor. Guarantor waives the right to require Lender to proceed against Borrower, to proceed against any other guarantor, to foreclose any lien on any real or personal property, to exercise any right or remedy under the Loan Documents, or to pursue any other remedy or to enforce any other right.

          (b) Nothing contained herein shall prevent Lender from suing on the Note or from exercising any rights available to it thereunder or under any of the Loan Documents and the exercise of any of Lender’s rights shall not constitute a legal or equitable discharge of Guarantor. Guarantor understands that the exercise by Lender of certain rights and remedies contained in the Loan Documents may affect or eliminate Guarantor’s right of subrogation against Borrower and that Guarantor may therefore incur a partially or totally non-reimbursable liability hereunder; nevertheless, Guarantor authorizes and empowers Lender to exercise, in its sole discretion, any rights and remedies, or any combination thereof, which may then be available to Lender, since it is the intent and purpose of Guarantor that the obligations hereunder shall be absolute, independent and unconditional under any and all circumstances. Notwithstanding any foreclosure of the lien of any deed of trust or security agreement with respect to any or all of the real or personal property secured thereby, whether by the exercise of the power of sale contained therein, by an action for judicial foreclosure or by an acceptance of a deed in lieu of foreclosure, Guarantor shall remain bound under this Guaranty. Guarantor waives all rights and defenses arising out of an election of remedies by the creditor, even though that election of remedies, such as a non-judicial foreclosure with respect to security for a guaranteed obligation, has destroyed Guarantor’s rights of subrogation and reimbursement against the principal by operation of California Code of Civil Procedure (“CCP”)ss. 580d or otherwise. Guarantor expressly waives any defense which, if it had not given this waiver, it might otherwise have to a judgment against it following a non-judicial foreclosure sale, for any portion of the indebtedness guaranteed herein. Without limiting the generality of the foregoing, Guarantor expressly waives any and all benefits and defenses under (i) CCPss. 580a, which if it had not given this waiver, would otherwise limit its liability after a non-judicial foreclosure sale to the difference between the obligations guaranteed herein and the fair market value of the property or interest sold at such non-judicial foreclosure sale; (ii) CCPss.ss. 580b and 580d, which if it had not given this waiver, would otherwise limit Lender’s right to recover a deficiency judgment with respect to purchase money obligations and after a non-judicial foreclosure sale, respectively; and (iii) CCPss. 726 which, if it had not given this waiver, among other things, would otherwise require Lender to exhaust all of its security before personal judgment may be obtained for deficiency.

          (c) Guarantor agrees that Guarantor shall have no right of subrogation against Borrower, no right of subrogation against any collateral or security provided for in the Loan Documents and no right of contribution against any other guarantor unless and until all Guaranteed Obligations have been satisfied, and Lender has released, transferred or disposed of all of its rights, title and interest in any collateral or security. To the extent the waiver of Guarantor’s rights of subrogation, reimbursement and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, Guarantor further agrees that Guarantor’s rights of subrogation and reimbursement against Borrower and Guarantor’s rights of subrogation against any collateral or security shall be junior and subordinate to any rights Lender may have against Borrower and to all rights, title and interest Lender may have in such collateral or security, and Guarantor’s rights of contribution against any other guarantor shall be junior and subordinate to any rights Lender may have against such other guarantor. Lender may use, sell or dispose of any item of collateral or security as it sees fit without regard to Guarantor’s subrogation and contribution rights, and upon disposition or sale, Guarantor’s rights of subrogation and contribution shall terminate. With respect to the foreclosure of any security interest in any personal property collateral then securing the Guaranteed Obligations, Lender agrees to give Guarantor five (5) days’ prior written notice, in the manner set forth in Paragraph 9 hereof, of any sale or disposition of any such personal property collateral, other than collateral which is perishable, threatens to decline speedily in value, is of a type customarily sold on a recognized market, or is cash, cash equivalents, certificates of deposit or the like.

          (d) Guarantor’s sole right with respect to any such foreclosure of real or personal property collateral shall be to bid at such sale in accordance with applicable law. Guarantor acknowledges and agrees that Lender may also bid at any such sale and in the event such collateral is sold to Lender in whole or in partial satisfaction of the Guaranteed Obligations (or any portion thereof), Guarantor shall have no further right or interest with respect thereto. Notwithstanding anything to the contrary contained herein, no provision of this Guaranty shall be deemed to limit, decrease, or in any way to diminish any rights of set-off that Lender may have with respect to any cash, cash equivalents, certificates of deposit, letters of credit or the like which may now or hereafter be deposited with Lender by Borrower.

          (e) To the extent any dispute exists at any time between Guarantor and any other guarantor as to Guarantor’s right to contribution or otherwise, Guarantor agrees to indemnify, defend and hold Lender harmless from and against any loss, damage, claim, demand, cost or any other liability (including attorneys’ fees and costs) Lender may suffer as a result of such dispute.

          (f) So long as any Guaranteed Obligations shall be owing to Lender, Guarantor shall not, without the prior written consent of Lender, commence or join with any other party in commencing any bankruptcy, reorganization or insolvency proceedings of or against Borrower. The obligations of Guarantor under this Guaranty shall not be altered, limited or affected by any case, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation of Borrower or by any defense which Borrower may have by reason of the order, decree or decision of any court or administrative body resulting from any such case. Lender shall have the sole right to accept or reject any plan on behalf of Guarantor proposed in such case and to take any other action which Guarantor would be entitled to take, including, without limitation, the decision to file or not file a claim. Guarantor acknowledges and agrees that any interest on the Guaranteed Obligations which accrues after the commencement of any such proceeding (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of any such proceeding, such interest as would have accrued on any such portion of the Guaranteed Obligations if the proceedings had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of the parties that the Guaranteed Obligations should be determined without regard to any rule or law or order which may relieve Borrower of any portion of such Guaranteed Obligations. Guarantor expressly permits any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar Person with respect to such case to pay Lender, or allow the claim of Lender in respect of, any such interest accruing after the date on which such proceeding is commenced. Guarantor assigns to Lender Guarantor’s right to receive any payments from any such trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar Person by way of dividend, adequate protection payment or otherwise. If all or any portion of the Guaranteed Obligations is paid or performed by Borrower, the obligations of Guarantor hereunder shall continue and remain in full force and effect in the event that all or any part of such payment(s) or performance(s) is avoided or recovered directly or indirectly from Lender as a preference, fraudulent transfer or otherwise in such case irrespective of payment in full of all obligations under the Loan Documents.

     6.     Financial Reporting.

          (a) Guarantor warrants and represents that any financial statements of Guarantor previously delivered to Lender are true and correct in all material respects. Such statements were prepared in accordance with generally accepted accounting principles consistently applied, and fairly present the financial position of Guarantor as of the date thereof. Guarantor further warrants and represents that no material adverse change has occurred in Guarantor’s financial position since the date of such statements.

          (b) Guarantor shall provide Lender with financial information in a format acceptable to Lender, at least quarterly, delivered within forty-five (45) days of the end of each such quarter, or as otherwise requested by Lender. All financial statements of Guarantor delivered annually shall be delivered within ninety (90) days of the end of each such fiscal year and shall be audited and certified. Quarterly financial statements of Guarantor may be internally prepared on a consolidated basis and certified to Lender by the senior management of Guarantor. Guarantor further covenants and agrees to immediately notify Lender of any material adverse change in Guarantor’s financial status.

          (c) So long as the Guarantor is subject to the reporting provisions of the Securities Exchange Act, as amended (the “Exchange Act”), the timely filing (including all permissible extension periods provided under Rule 12b-25 under the Exchange Act) on the Securities and Exchange Commission’s EDGAR system of the Guarantor’s quarterly report on Form 10-Q for such period and annual report on Form 10-K for such period will be deemed to satisfy all of the foregoing requirements of this Section 6. Guarantor further covenants and agrees to immediately notify Lender in writing of Guarantor’s filing of such reports.

     7.     Notices. All notices and demands relating to this Guaranty shall be in writing, and shall be deemed served upon delivery, or if mailed, upon the first to occur of receipt thereof or three (3) days after deposit thereof in the United States Postal Service, certified mail, postage prepaid, addressed to the address set forth below. Notices of change of address may be given in the same manner.

To Guarantor:	Neurocrine Biosciences, Inc.
10555 Science Center Drive
San Diego, California 92121
Attention: Paul Hawran

With a copy to:	Neurocrine Biosciences, Inc.
10555 Science Center Drive
San Diego, California 92121
Attention: Margaret E. Valeur-Jensen

To Lender:	San Diego National Bank
1420 Kettner Boulevard
San Diego, California 92101
Attention: Jim Holliman

     8.     Representations and Warranties of Guarantor. Guarantor represents and warrants to Lender as follows:

          (a) No consent of any other Person, including, without limitation, any creditors of Guarantor, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any Governmental Authority is required by Guarantor in connection with this Guaranty or the execution, delivery, performance, validity or enforceability of this Guaranty and all obligations required hereunder. This Guaranty has been duly executed and delivered by Guarantor, and constitutes the legally valid and binding obligation of Guarantor enforceable against Guarantor in accordance with its terms.

          (b) The execution, delivery and performance of this Guaranty will not violate any provision of any existing law or regulation binding on Guarantor, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on Guarantor, or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which Guarantor is a party or by which Guarantor or any of Guarantor’s assets are bound, and will not result in, or require, the creation or imposition of any lien on any of Guarantor’s property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.

     9.     Other Provisions.

          (a) Lender may assign this Guaranty with any Loan Document, without in anyway affecting Guarantor’s liability hereunder. This Guaranty shall be binding upon Guarantor, Guarantor’s heirs, representatives, administrators, executors, successors and assigns and shall inure to the benefit of and shall be enforceable by Lender, its successors, endorsees and assigns.

          (b) As used herein, the singular shall include the plural, and the masculine shall include the feminine and neuter and vice versa, if the context so requires.

          (c) In the event of any dispute or litigation regarding the enforcement or validity of this Guaranty, Guarantor shall be obligated to pay all charges, costs and expenses (including attorneys’ fees) incurred by Lender, whether or not any action or proceeding is commenced regarding such dispute and whether or not such litigation is prosecuted to judgment.

          (d) This Guaranty shall be governed by and construed in accordance with the laws of the State of California.

          (e) No provision of this Guaranty may be changed, waived, revoked or amended without Lender’s prior written consent. No failure or omission by Lender to enforce any provision or condition hereof shall be construed as a waiver by Lender of any right it may have to thereafter enforce said provision or condition, and to pursue all rights and remedies with respect thereto. Every provision of this Guaranty is intended to be severable. In the event any term or provision hereof is declared to be illegal or invalid for any reason whatsoever by a court of competent jurisdiction, such illegality or invalidity shall not affect the balance of the terms and provisions hereof, which terms and provisions shall remain binding and enforceable.

          (f) This Guaranty may be executed in any number of counterparts each of which shall be deemed an original and all of which shall constitute one and the same guaranty with the same effect as if all parties had signed the same signature page. Any signature page of this Guaranty may be detached from any counterpart of this Guaranty and re-attached to any other counterpart of this Guaranty identical in form hereto but having attached to it one or more additional signature pages.

          (g) This Guaranty embodies the entire agreement among the parties hereto with respect to the matters set forth herein, and supersedes all prior agreements among the parties with respect to the matters set forth herein. No course of prior dealing among the parties, no usage of trade, and no parol or extrinsic evidence of any nature shall be used to supplement, modify or vary any of the terms hereof. There are no conditions to the full effectiveness of this Guaranty. No failure or delay on the part of Lender to exercise any power, right or privilege under this Guaranty shall impair any such power, right or privilege, or be construed to be a waiver of any default or an acquiescence therein, nor shall any single or partial exercise of such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

          (h) This Guaranty is in addition to all other guarantees of Guarantor and any other guarantors of Borrower’s obligations to Lender.

          (i) The rights and remedies of Lender hereunder are cumulative and not exclusive.

          (j) GUARANTOR ACKNOWLEDGES THAT IT HAS BEEN AFFORDED THE OPPORTUNITY TO READ THIS DOCUMENT CAREFULLY AND TO REVIEW IT WITH AN ATTORNEY OF GUARANTOR’S CHOICE BEFORE SIGNING IT.

GUARANTOR ACKNOWLEDGES HAVING READ AND UNDERSTOOD THE MEANING AND EFFECT OF THIS DOCUMENT BEFORE SIGNING IT.

          (k) This Guaranty and the Guarantor’s performance of its obligations hereunder are secured by that certain Security Agreement (the “Security Agreement”), of even date herewith, executed by Guarantor in favor of Lender. Reference is made to the Security Agreement for a specific description of the security given to Lender by Guarantor thereunder.

          (l) Borrower is obligated to acquire the Property from Peony on or before November 26, 2003. Notwithstanding Borrower’s acquisition of the Property and the assumption by Borrower of certain obligations of Peony under certain Loan Documents evidencing the Loan, all of the Guarantor’s obligations hereunder will continue to remain in full force and effect and for the benefit of Lender.

NEUROCRINE BIOSCIENCES, INC., a Delaware corporation

By:	/s/ Margaret Valeur-Jensen

Name:	Margaret Valeur-Jensen

Its:	Senior Vice President, Gen. Counsel & Secretary

By:

Name:

Its:

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